Exhibit 23(a)

                          INDEPENDENT AUDITORS' CONSENT



South Jersey Industries, Inc.

We consent to the incorporation by reference in this Registration Statement of South Jersey Industries, Inc. on Form S-8 of our reports dated February 15, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of South Jersey Industries, Inc. for the year ended December 31, 1994.




DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 27, 1995

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